UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2011
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on June 1, 2011, Idaho Power filed a general rate case and proposed rate schedules with the Idaho Public Utilities Commission ("IPUC"), Case No. IPC-E-11-08. Also as previously reported, on September 23, 2011, Idaho Power, the Staff of the IPUC, and other interested parties publicly filed a settlement stipulation with the IPUC resolving most of the key contested issues in the Idaho general rate case, which settlement stipulation was subject to IPUC approval. On December 30, 2011, the IPUC issued an order ("Order") approving the settlement stipulation. A copy of the Order is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The settlement stipulation approved by the Order provides for a 7.86 percent authorized rate of return on an Idaho-jurisdictional rate base of approximately $2.36 billion. The approved settlement stipulation results in a 4.07 percent, or $34.0 million, overall increase in Idaho Power's annual Idaho jurisdictional base rate revenues, effective as of January 1, 2012. Neither the Order nor the settlement stipulation specifies an authorized rate of return on equity.

The settlement stipulation approved by the Order also addressed Idaho Power's calculation of the load change adjustment rate ("LCAR") to be applied in Idaho Power's power cost adjustment ("PCA") mechanism. The LCAR adjusts power supply cost recovery within the Idaho PCA formula upwards or downwards for differences between actual load and the load used in calculating base rates. The settlement stipulation provides for an LCAR of $18.16 per megawatt-hour, effective January 1, 2012, compared to the rate of $19.67 per megawatt-hour in effect prior to January 1, 2012.

The Order establishes Idaho Power's energy efficiency rider rate at 4.0 percent of the sum of the monthly billed charges for the base rate components, a reduction from the 4.75 percent rider amount in effect prior to January 1, 2012.

Neither the Order nor the settlement stipulation resolves whether the fixed cost adjustment pilot program, which separates (or decouples) the recovery of fixed costs from the variable kilowatt-hour charge and links it instead to a set amount per customer, should be made permanent.

The Order does not modify the previously reported order issued by the IPUC on December 27, 2011, providing for the potential use of accumulated deferred investment tax credits to help Idaho Power achieve a specified return on year-end equity in the Idaho jurisdiction and the sharing of any earnings exceeding specified returns on year-end equity. In addition, neither the Order nor the settlement stipulation imposes a moratorium on Idaho Power's filing a general revenue requirement case at a future date.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  The following exhibit is being furnished as part of this report.

Exhibit Number	Description

99.1	Order Number 32426, dated December 30, 2011, issued by the Idaho Public Utilities Commission in Case Number IPC-E-11-08

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  January 3, 2012

IDACORP, INC.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Order Number 32426, dated December 30, 2011, issued by the Idaho Public Utilities Commission in Case Number IPC-E-11-08